UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2007

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES

(Exact name of Registrant as specified in its charter)

            California

  0-10831

  94-2744492

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation)

File Number)

  Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

Consolidated Capital Institutional Properties (the “Registrant”) owns a 100% interest in CCIP Palm Lake, L.L.C., a Delaware limited liability company (the “Seller”),which owns Palm Lake Apartments (“Palm Lake”), a 150-unit apartment complex located in Tampa, Florida.  On November 30, 2007 (the “Effective Date”), the Seller entered into a Purchase and Sale Contract (the “Purchase Agreement”) with a third party, Campuscal, LLC, a Delaware limited liability company, (the “Purchaser”) to sell Palm Lake to the Purchaser for a total sales price of $12,850,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which summary is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit.

PURCHASE PRICE.  The total purchase price is $12,850,000 subject to certain prorations and adjustments at the closing.  The Purchaser delivered an initial deposit of $128,500. Upon termination of the feasibility period, the Purchaser is required to deliver an additional deposit of $221,500.  If the Purchaser fails to notify the Seller in writing of its intent to terminate the contract prior to the end of the feasibility period, the two deposits will become non-refundable.

CLOSING.  The expected closing date of the transaction is December 28, 2007. The Seller has the right to extend the closing for up to thirty days, so long as the date does not fall between January 1, 2008 and January 15, 2008, by delivering written notice to the Purchaser. The closing is also subject to customary closing conditions and deliveries.

COSTS AND FEES.  The Seller will pay transfer, sales, use, gross receipts or similar taxes, recording costs, one-half of the cost of the base premium for the Title Policy, one-half of the customary closing costs of the Escrow Agent, and one-half of the cost and expense of the preparation of any new or updated survey. The Purchaser will pay one-half of the cost of the base premium for the Title Policy, any fees required with respect to procurement of the title policy, one-half of the customary closing costs of the Escrow Agent and one-half of the cost and expense of the preparation of any new or updated survey.

REPRESENTATIONS AND WARRANTIES.  The Seller and the Purchaser each made limited representations and warranties to the other.

RISK OF LOSS. The risk of loss or damage to Palm Lake by reason of any insured or uninsured casualty during the period through and including the closing date equal to or less than $250,000 will be borne by the Seller. The Seller must maintain in full force and effect until the closing date all existing insurance coverage on Palm Lake.

ASSIGNMENT.  With the exception of an assignment to an affiliate of the Purchaser, the Purchase Agreement is not assignable by the Purchaser without first obtaining the prior written approval of the Seller.

DEFAULTS AND REMEDIES.  If the Purchaser defaults on its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser will forfeit its deposits to the Seller, and neither party will be obligated to proceed with the purchase and sale.  The Seller expressly waives the remedies of specific performance and additional damages for any such defaults by the Purchaser.

If the Seller, prior to the closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) terminating the Purchase Agreement, receiving a return of its deposits, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $50,000 or (ii) seeking specific performance of the Seller’s obligation to deliver the deed pursuant to the Purchase Agreement.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

10.59

Purchase and Sale Contract between CCIP Palm Lake, L.L.C., a Delaware limited liability company, and Campuscal, LLC, a Delaware limited liability company, dated November 30, 2007.*

*Schedules and supplemental materials to the exhibit have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES

By:

CONCAP EQUITIES, INC.

General Partner

By:    /s/Stephen B. Waters

    Stephen B. Waters

    Vice President

Date:  December 6, 2007